Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael Walsh

Senior Vice President, Finance

(617) 236-3410

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

SECOND QUARTER 2014 RESULTS

Reports diluted FFO per share of $1.35     Reports diluted EPS of $0.50

BOSTON, MA, July 29, 2014 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the second quarter ended June 30, 2014.

Funds from Operations (FFO) for the quarter ended June 30, 2014 were $207.0 million, or $1.35 per share basic and $1.35 per share diluted. This compares to FFO for the quarter ended June 30, 2013 of $195.4 million, or $1.29 per share basic and $1.28 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 153,078,002 and 153,622,761, respectively, for the quarter ended June 30, 2014 and 151,938,203 and 153,796,959, respectively, for the quarter ended June 30, 2013.

The Company’s reported FFO of $1.35 per share diluted was greater than the guidance previously provided of $1.32-$1.34 per share primarily due to property-related expense savings and greater than projected development and management services income. The Company’s rental revenue was in line with management’s expectations used in establishing the guidance range.

Net income available to common shareholders was $76.5 million for the quarter ended June 30, 2014, compared to $452.4 million for the quarter ended June 30, 2013. Net income available to common shareholders per share (EPS) for the quarter ended June 30, 2014 was $0.50 basic and $0.50 on a diluted basis. This compares to EPS for the second quarter of 2013 of $2.95 basic and $2.94 on a diluted basis. Net income available to common shareholders for the quarter ended June 30, 2013, includes gains on consolidation of joint ventures and gains on sales of real estate included within income from unconsolidated joint ventures aggregating approximately $387.8 million, or $2.52 per share basic and $2.52 per share on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended June 30, 2014. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of June 30, 2014, the Company’s portfolio consisted of 180 properties, comprised primarily of Class A office space, one hotel, three residential properties and five retail properties, aggregating approximately 46.6 million square feet, including 13 properties under construction totaling 4.8 million square feet. In addition, the Company has structured parking for vehicles containing approximately 15.8 million square feet. The overall percentage of leased space for the 163 properties in service (excluding the three in-service residential properties and the hotel) as of June 30, 2014 was 93.0%.

Significant events during the second quarter included:

•	On April 1, 2014, the Company commenced construction of its 99 Third Avenue development project totaling approximately 17,000 net rentable square feet of retail space located in Waltham, Massachusetts. The project is currently approximately 38% leased.

•	On April 3, 2014, the Company commenced construction of its 690 Folsom Street development project totaling approximately 26,000 net rentable square feet of office and retail space located in San Francisco, California.

•	On April 10, 2014, a consolidated joint venture in which the Company has a 95% interest signed a lease with salesforce.com for 714,000 square feet at the new Salesforce Tower, the 1.4 million square foot, 61-story Class A office development project currently under construction at 415 Mission Street in the South Financial District of San Francisco, California. In conjunction with the lease signing, the Company has commenced construction of the building, which it expects to complete in early 2017.

•	On April 10, 2014, the Company entered into a joint venture with an unrelated third party to acquire a parcel of land located at 501 K Street in Washington, DC. The Company anticipates the land parcel will accommodate an approximate 520,000 square foot Class A office property to be developed in the future. The joint venture partner contributed the land for a 50% interest in the joint venture and the Company contributed cash of approximately $39.0 million for its 50% interest. The Company is accounting for the joint venture on an unconsolidated basis under the equity method of accounting.

•	On April 30, 2014, the Company’s partner in its Annapolis Junction joint venture contributed a parcel of land and improvements and the Company contributed cash of approximately $5.4 million to the joint venture. The Company has a 50% interest in this joint venture. The Company is accounting for the joint venture on an unconsolidated basis under the equity method of accounting. The joint venture has commenced construction of Annapolis Junction Building Eight, which when completed will consist of a Class A office property with approximately 125,000 net rentable square feet located in Annapolis, Maryland. In addition, on June 23, 2014, the joint venture obtained construction financing collateralized by the development project totaling $26.0 million. The construction financing bears interest at a variable rate equal to LIBOR plus 1.50% per annum and matures on June 23, 2017, with two, one-year extension options, subject to certain conditions.

•	As of May 12, 2014, the holders of all remaining 666,116 Series Two Preferred Units of partnership interest in the Company’s Operating Partnership converted such units into an aggregate of 874,168 common units.

•	On May 19, 2014, the Company released to the holders 319,687 Series Four Preferred Units of its Operating Partnership, which units were subject to a security interest under a pledge agreement between the holders and the Operating Partnership. On July 3, 2014, the Company redeemed such units for cash totaling approximately $16.0 million. The Company’s Operating Partnership currently has 40,440 Series Four Preferred Units outstanding subject to the security interest under the pledge agreement.

•	On May 20, 2014, the Company commenced construction of its 888 Boylston Street development project totaling approximately 425,000 net rentable square feet of Class A office space located in Boston, Massachusetts. The project is currently approximately 30% leased.

•	On May 20, 2014, the Company commenced construction of its 10 CityPoint development project totaling approximately 245,000 net rentable square feet of Class A office space located in Waltham, Massachusetts. The project is currently approximately 62% leased.

•	On June 3, 2014, the Company established a new “at the market” (ATM) stock offering program through which it may sell from time to time up to an aggregate of $600.0 million of its common stock through sales agents over a three-year period. This program replaces the Company’s prior $600.0 million ATM stock offering program that expired on June 2, 2014 with approximately $305.3 million of unsold common stock. The Company intends to use the net proceeds from any offering for general business purposes, which may include investment opportunities and debt reduction. No shares of common stock have been issued under this new ATM stock offering program.

•	On June 11, 2014, the Company entered into a contract for the sale of its Patriots Park properties located in Reston, Virginia for a sale price of $321.0 million. Patriots Park consists of three Class A office properties aggregating approximately 706,000 net rentable square feet. The sale is subject to government approvals and the satisfaction of customary closing conditions and there can be no assurance that the sale will be consummated on the terms currently contemplated or at all.

Transactions completed subsequent to June 30, 2014:

•	On July 1, 2014, the Company used available cash to repay the mortgage loan collateralized by its New Dominion Technology Park Building Two property located in Herndon, Virginia totaling $63.0 million. The mortgage loan bore interest at a fixed rate of 5.55% per annum and was scheduled to mature on October 1, 2014. There was no prepayment penalty.

•	On July 23, 2014, the tenant exercised the purchase option under its ground lease at the Company’s Broad Run Business Park property located in Loudoun County, Virginia for a sale price of approximately $9.8 million. Broad Run Business Park is an approximately 15.5 acre land parcel subject to the ground lease with the tenant that was scheduled to expire on October 31, 2048. The sale is subject to the satisfaction of customary closing conditions and there can be no assurance that the sale will be consummated on the terms currently contemplated or at all.

•	On July 29, 2014, the Company completed the sale of its Mountain View Technology Park properties and Mountain View Research Park Building Sixteen property located in Mountain View, California for an aggregate sale price of approximately $92.1 million. Mountain View Technology Park is a seven-building complex of Office/Technical properties aggregating approximately 135,000 net rentable square feet. Mountain View Research Park Building Sixteen is an Office/Technical property with approximately 63,000 net rentable square feet.

EPS and FFO per Share Guidance:

The Company’s guidance for the third quarter and full year 2014 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

As shown below, the Company has adjusted its guidance for FFO per share (diluted) for full year 2014 to $5.24 - $5.29 per share from $5.25 - $5.33 per share. The updated guidance reflects, among other items, a projected increase in same property GAAP net operating income of 2.00% - 2.50% for the full year 2014, which is greater than our previous projected increase of 1.75% - 2.50%. The updated guidance also reflects, when compared to its prior guidance, an increase in development and management service income of $0.02 per share, a $0.01 per share decrease in net interest expense and a $0.05 per share decrease in FFO due to the completed and expected sales of Mountain View Technology Park and Mountain View Research Park Building Sixteen, Patriots Park and Broad Run Business Park Land. In addition, the Company’s projected share of gains on sales of real estate includes approximately $34.2 million from the expected conveyance to the Broad Institute of a condominium interest in 75 Ames Street in Cambridge, Massachusetts in the third quarter of 2014 (this transaction was previously described in the Company’s Form 10-K for the fiscal year ended 2011) and the asset sales referenced in this press release.

	Third Quarter 2014			Full Year 2014
	Low	-	High	Low	-	High
Projected EPS (diluted)	$1.99	-	$2.01	$3.25	-	$3.30
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.88	-	0.88	3.50	-	3.50
Less:
Projected Company Share of Gains on Sales of Real Estate	1.51	-	1.51	1.51	-	1.51

Projected FFO per Share (diluted)	$1.36	-	$1.38	$5.24	-	$5.29

Boston Properties will host a conference call on Wednesday, July 30, 2014 at 10:00 AM Eastern Time, open to the general public, to discuss the second quarter 2014 results, the 2014 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 31243112. A replay of the conference call will be available through August 15, 2014, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 31243112. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ second quarter 2014 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office space, one hotel, three residential properties and five retail properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in four markets – Boston, New York, San Francisco and Washington, DC.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions (including the impact of the European sovereign debt issues), the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the third quarter and full fiscal year 2014, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2014	2013
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$17,680,555	$17,158,210
Construction in progress	1,309,781	1,523,179
Land held for future development	273,587	297,376
Less: accumulated depreciation	(3,368,974)	(3,161,571)

Total real estate	15,894,949	15,817,194

Cash and cash equivalents	1,036,576	2,365,137
Cash held in escrows	59,248	57,201
Investments in securities	18,927	16,641
Tenant and other receivables, net of allowance for doubtful accounts of $1,496 and $1,636, respectively	51,348	59,464
Accrued rental income, net of allowance of $6,756 and $3,636, respectively	673,587	651,603
Deferred charges, net	853,924	884,450
Prepaid expenses and other assets	133,035	184,477
Investments in unconsolidated joint ventures	176,939	126,084

Total assets	$18,898,533	$20,162,251

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,411,453	$4,449,734
Unsecured senior notes, net of discount	5,836,729	5,835,854
Unsecured exchangeable senior notes, net of discount	—	744,880
Unsecured line of credit	—	—
Mezzanine notes payable	310,427	311,040
Outside members’ notes payable	180,000	180,000
Accounts payable and accrued expenses	216,080	202,470
Dividends and distributions payable	112,420	497,242
Accrued interest payable	156,024	167,523
Other liabilities	539,716	578,969

Total liabilities	11,762,849	12,967,712

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	18,006	51,312

Redeemable interest in property partnership	103,778	99,609

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	200,000	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 153,171,474 and 153,062,001 shares issued and 153,092,574 and 152,983,101 shares outstanding at June 30, 2014 and December 31, 2013, respectively	1,531	1,530
Additional paid-in capital	5,679,578	5,662,453
Dividends in excess of earnings	(176,929)	(108,552)
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(10,429)	(11,556)

Total stockholders’ equity attributable to Boston Properties, Inc.	5,691,029	5,741,153
Noncontrolling interests:
Common units of the Operating Partnership	601,775	576,333
Property partnerships	721,096	726,132

Total equity	7,013,900	7,043,618

Total liabilities and equity	$18,898,533	$20,162,251

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in thousands, except for per share amounts)
Revenue
Rental
Base rent	$463,239	$399,192	$918,257	$772,238
Recoveries from tenants	81,382	68,321	163,316	132,640
Parking and other	26,300	23,547	50,633	46,984

Total rental revenue	570,921	491,060	1,132,206	951,862
Hotel revenue	12,367	11,118	20,560	19,409
Development and management services	6,506	7,855	11,722	16,588

Total revenue	589,794	510,033	1,164,488	987,859

Expenses
Operating
Rental	202,646	176,018	409,034	345,080
Hotel	7,315	7,335	14,112	14,379
General and administrative	23,271	24,316	53,176	69,832
Transaction costs	661	535	1,098	978
Impairment loss	—	—	—	8,306
Depreciation and amortization	154,628	133,456	308,898	252,909

Total expenses	388,521	341,660	786,318	691,484

Operating income	201,273	168,373	378,170	296,375
Other income (expense)
Income from unconsolidated joint ventures	2,834	48,783	5,650	57,504
Gains on consolidation of joint ventures	—	387,801	—	387,801
Interest and other income	2,109	1,296	3,420	2,767
Gains from investments in securities	662	181	948	916
Gains from early extinguishments of debt	—	152	—	152
Interest expense	(110,977)	(103,140)	(224,531)	(203,573)

Income from continuing operations	95,901	503,446	163,657	541,942
Discontinued operations
Income from discontinued operations	—	3,315	—	5,809
Gain on forgiveness of debt from discontinued operations	—	—	—	20,182
Impairment loss from discontinued operations	—	—	—	(3,241)

Net income	95,901	506,761	163,657	564,692
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(7,553)	219	(11,907)	(2,355)
Noncontrolling interest - redeemable preferred units of the Operating Partnership	(320)	(1,123)	(939)	(2,303)
Noncontrolling interest - common units of the Operating Partnership	(8,883)	(50,489)	(15,010)	(54,784)
Noncontrolling interest in discontinued operations - common units of the Operating Partnership	—	(333)	—	(2,393)

Net income attributable to Boston Properties, Inc.	79,145	455,035	135,801	502,857
Preferred dividends	(2,618)	(2,618)	(5,207)	(2,764)

Net income attributable to Boston Properties, Inc. common shareholders	$76,527	$452,417	$130,594	$500,093

Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Income from continuing operations	$0.50	$2.93	$0.85	$3.14
Discontinued operations	—	0.02	—	0.13

Net income	$0.50	$2.95	$0.85	$3.27

Weighted average number of common shares outstanding	153,078	151,938	153,054	151,793

Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Income from continuing operations	$0.50	$2.92	$0.85	$3.13
Discontinued operations	—	0.02	—	0.13

Net income	$0.50	$2.94	$0.85	$3.26

Weighted average number of common and common equivalent shares outstanding	153,238	152,490	153,203	152,222

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$76,527	$452,417	$130,594	$500,093

Add:
Preferred dividends	2,618	2,618	5,207	2,764
Noncontrolling interest in discontinued operations - common units of the Operating Partnership	—	333	—	2,393
Noncontrolling interest - common units of the Operating Partnership	8,883	50,489	15,010	54,784
Noncontrolling interest - redeemable preferred units of the Operating Partnership	320	1,123	939	2,303
Noncontrolling interests in property partnerships	7,553	(219)	11,907	2,355
Impairment loss from discontinued operations	—	—	—	3,241
Less:
Income from discontinued operations	—	3,315	—	5,809
Gain on forgiveness of debt from discontinued operations	—	—	—	20,182

Income from continuing operations	95,901	503,446	163,657	541,942

Add:
Real estate depreciation and amortization (2)	159,272	149,817	317,786	292,372
Income from discontinued operations	—	3,315	—	5,809
Less:
Gains on sales of real estate included within income from unconsolidated joint ventures (3)	—	43,327	—	43,327
Gains on consolidation of joint ventures (4)	—	387,801	—	387,801
Noncontrolling interests in property partnerships’ share of funds from operations	21,825	4,436	40,848	7,474
Noncontrolling interest - redeemable preferred units of the Operating Partnership	320	1,123	939	2,303
Preferred dividends	2,618	2,618	5,207	2,764

Funds from operations (FFO) attributable to the Operating Partnership	230,410	217,273	434,449	396,454

Less:
Noncontrolling interest - common units of the Operating Partnerships’ share of funds from operations	23,400	21,858	43,566	40,427

Funds from operations attributable to Boston Properties, Inc.	$207,010	$195,415	$390,883	$356,027

Boston Properties, Inc.’s percentage share of funds from operations - basic	89.84%	89.94%	89.97%	89.90%

Weighted average shares outstanding - basic	153,078	151,938	153,054	151,793

FFO per share basic	$1.35	$1.29	$2.55	$2.35

Weighted average shares outstanding - diluted	153,623	153,797	153,831	153,529

FFO per share diluted	$1.35	$1.28	$2.55	$2.33

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, impairment losses on depreciable real estate of consolidated real estate, impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income attributable to Boston Properties, Inc. (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to Boston Properties, Inc. and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $154,628, $133,456, $308,898 and $252,909, our share of unconsolidated joint venture real estate depreciation and amortization of $4,986, $15,535, $9,570 and $37,192 and depreciation and amortization from discontinued operations of $0, $1,148, $0 and $2,886, less corporate-related depreciation and amortization of $342, $322, $682 and $615 for the three and six months ended June 30, 2014 and 2013, respectively.
(3)	Consists of the portion of income from unconsolidated joint ventures related to the gain on sale of 125 West 55th Street totaling approximately $43.3 million during the three and six months ended June 30, 2013.
(4)	The gains on consolidation of joint ventures consisted of (1) approximately $363.4 million related to 767 Fifth Avenue in New York, NY and (2) approximately $24.4 million related to the Company’s acquisition of the Value-Added Fund’s properties located in Mountain View, CA.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	June 30, 2014	December 31, 2013
Boston	92.6%	93.9%
New York (1)	93.5%	93.0%
San Francisco	87.0%	89.9%
Washington, DC	96.3%	95.0%

Total Portfolio	93.0%	93.4%

	% Leased by Type
	June 30, 2014	December 31, 2013
Class A Office Portfolio	93.1%	93.8%
Office/Technical Portfolio	91.1%	85.4%

Total Portfolio	93.0%	93.4%

(1)	Beginning in 2014, the Company has reflected its Princeton portfolio as the suburban component of its New York region.